Exhibit 99.3

HeartBeam Announces Closing of $10 Million Public Offering of Common Stock

Offering was led by HeartBeam’s first commercial customer, ClearCardio™, the Company’s executive leadership, board members, and existing investors

SANTA CLARA, CA – April 16, 2026 – HeartBeam, Inc. (NASDAQ: BEAT), a medical technology company focused on transforming cardiac care by providing powerful cardiac insights, today announced it has closed its underwritten public offering of 12,500,000 shares of common stock for total gross proceeds of $10 million before deducting underwriting discounts, commissions, and offering expenses. The closing of the offering occurred on April 16, 2026.

The offering was led by HeartBeam’s first commercial customer, ClearCardio™, the Company’s executive leadership, board members, existing investors, and several fundamental institutional investors.

HeartBeam intends to use the net proceeds received from the offering to support commercialization of its FDA-cleared 12-lead synthesized ECG system, advance development of its extended-wear patch and heart attack detection initiatives, further enhance its AI capabilities, and for working capital and general corporate purposes.

Titan Partners, a division of American Capital Partners, acted as the sole bookrunner for the offering.

This offering was made by HeartBeam pursuant to a shelf registration statement on Form S-3/A (File No. 333-293307) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2026, which became effective on March 17, 2026. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement was filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HeartBeam, Inc.

HeartBeam, Inc. (NASDAQ: BEAT) is a medical technology company dedicated to transforming the detection and monitoring of critical cardiac conditions. The Company is creating the first-ever cable-free device capable of collecting ECG signals in 3D, from three non-coplanar directions, and synthesizing the signals into a 12-lead ECG. This platform technology is designed for portable devices that can be used wherever the patient is to deliver actionable heart intelligence. Physicians will be able to identify cardiac health trends and acute conditions and direct patients to the appropriate care – all outside of a medical facility, thus redefining the future of cardiac health management. HeartBeam’s 3D ECG technology received FDA clearance for arrhythmia assessment in December 2024, and the 12-Lead ECG synthesis software received FDA clearance for arrhythmia assessment in December 20251. The Company holds over 20 issued patents related to technology enablement. For additional information, visit HeartBeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:

media@heartbeam.com

Investor Relations Contact:

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us

1Cleared Indications for Use

The HeartBeam System with 12-Lead ECG synthesis software is FDA cleared for arrhythmia assessment. Refer to the Company’s Cleared Indications for Use at https://www.heartbeam.com/indications for details on the intended use of its technology.